EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-101369) of Bull Run Corporation of our report dated November 5, 2004 relating to the financial statements of the Host Communications, Inc. Profit Sharing and Savings Plan, which appears in this Form 11-K.

/s/ CROWE CHIZEK & COMPANY LLC

Lexington, Kentucky
December 17, 2004